UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date

March 30, 2020

(Date of earliest event reported)

TELKONET, INC.

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20800 Swenson Drive, Suite 175, Waukesha, WI 53186

(Address of Principal Executive Offices)

414.302.2299

(Registrant's Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

On March 30, 2020, following the completion of BDO USA, LLP’s audit of the consolidated financial statements of Telkonet, Inc. (the “Company”) as of and for the year ending December 31, 2019, and the issuance of their report thereon, the Company dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm effective immediately. The decision to dismiss BDO was approved by the Audit Committee of the Board of Directors of the Company.

BDO’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

BDO’s report on (i) the consolidated financial statements of the Company as of and for the years ended December 31, 2019 and 2018, each contained separate explanatory paragraphs regarding substantial doubt about the Company’s ability to continue as a going concern, (ii) the consolidated financial statements of the Company as of and for the year ended December 31, 2019 contained a separate paragraph stating that as discussed in Notes B and M to the consolidated financial statements, the Company changed its method of accounting for leases in 2019 due to the adoption of Accounting Standards Codification Topic 842 – Leases, and (iii) the consolidated financial statements of the Company as of and for the year ended December 31, 2018 contained a separate paragraph stating that as discussed in Notes A, B and C to the consolidated financial statements, the Company changed its method of accounting for revenue from contracts with customers in the year 2018 due to the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

During the fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through March 30, 2020, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their reports on the consolidated financial statements of the Company for such years.

During the years ended December 31, 2019 and 2018, and the subsequent interim period through March 30, 2020, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except as follows:

In connection with BDO’s audit of the Company's consolidated financial statements for the fiscal years ended December 31, 2019 and 2018, BDO advised the Company that they had identified material weaknesses in the Company’s internal control over financial reporting relating to not having adequate financial reporting and close process controls, a lack segregation of duties, not having effective controls over the recording of revenue recognition contracts, and not having adequate processes and procedures for the Company’s IT general control environment. These material weaknesses are further described in Part II, Item 9A. “Controls and Procedures” of the Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2019 and 2018, filed with the Securities and Exchange Commission on March 30, 2020 and April 1, 2019, respectively. The subject matter of these internal control deficiencies was discussed by the Audit Committee of the Board of Directors of the Company with BDO. The Company has authorized BDO to respond fully to the inquiries of the successor independent registered public accounting firm concerning the internal control deficiencies.

The Company has provided BDO with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a letter from BDO, dated April 2, 2020, stating their agreement with such statements.

(b) Engagement of New Independent Registered Public Accounting Firm

On March 30, 2020, the Company appointed Wipfli LLP (“Wipfli”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2020, subject to completion of Wipfli’s standard client acceptance procedures and execution of an engagement letter. The decision to engage Wipfli was approved by the Audit Committee of the Board of Directors of the Company.

During the fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through March 30, 2020, neither the Company nor anyone on its behalf has consulted with Wipfli regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Wipfli concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter of BDO USA, LLP to the Securities and Exchange Commission dated April 2, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2020	TELKONET, INC.

By: /s/ Jason Tienor
Jason Tienor
Chief Executive Officer

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